CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-4, of our report dated March 25, 1994 with respect to the consolidated financial statements of McGaw, Inc. as of December 31, 1993 and for the years then ended, which report is included as an exhibit to the IVAX Corporation Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to all references to our Firm included in this Registration Statement.

                                   ERNST & YOUNG LLP

Orange County, California
June 28, 1995